Exhibit 4.4

“[*****]” DENOTES PLACES WHERE CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL, AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of August 28, 2026, by and among:

1.	OPay Limited, an exempted company organized and existing under the Laws of the Cayman Islands (the “Company”);

2.

the individual and his respective holding company listed in Schedule I attached hereto (such individual, the “Founder”, such holding company with respect to 118,761,874 Ordinary Shares, the “Founder Holding Company” and together with the Founder, each a “Founder Party” and collectively, the “Founder Parties”);

3.	each party listed in Schedule II attached hereto (each, together with its successors, transferees and permitted assigns, a “Ordinary Shareholder”, and collectively, the “Ordinary Shareholders”);

4.

each party listed in Schedule III attached hereto (each, together with its successors, transferees and permitted assigns, a “Series Seed Preferred Shareholder”, and collectively, the “Series Seed Preferred Shareholders”);

5.

each party listed in Schedule IV attached hereto (each, together with its successors, transferees and permitted assigns, an “Series Seed+ Preferred Shareholder”, and collectively, the “Series Seed+ Preferred Shareholders”); and

6.

each party listed in Schedule V attached hereto (each, together with its successors, transferees and permitted assigns, a “Series A Preferred Shareholder”, and collectively, the “Series A Preferred Shareholders”);

7.

each party listed in Schedule VI attached hereto (each, together with its successors, transferees and permitted assigns, a “Series B Preferred Shareholder”, and collectively, the “Series B Preferred Shareholders”); and

8.

each party listed in Schedule VII attached hereto (each, together with its successors, transferees and permitted assigns, a “Series C Preferred Shareholder”, and collectively, the “Series C Preferred Shareholders”).

The Company and each existing or future Subsidiary of any of them may hereinafter be collectively referred to as the “Group Companies”, and each, a “Group Company”.

For the purposes of this Agreement: (A) a “Subsidiary” means as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interest in the profits or capital of such Person are owned or Controlled directly or indirectly by the subject entity or through one (1) or more subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with generally acceptable accounting principles, consistently applied, (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary; or (iv) any Person who is otherwise Controlled by the subject entity; and (B) a reference to a “Person” shall include an individual, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, a legal person, an unincorporated organization and a Governmental Authority (as defined in the Restated Articles (as defined below)); and (C) “Controlled” means, with respect to a Person, the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract (as defined below) or otherwise; provided that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person (or any equivalent governing body).

The Series Seed Preferred Shareholders, the Series Seed+ Preferred Shareholders, the Series A Preferred Shareholders, the Series B Preferred Shareholders and the Series C Preferred Shareholders may hereinafter be collectively referred to as the “Preferred Holders/Investors”, and each, a “Preferred Holder/Investor”.

The parties hereto are hereinafter together referred to as the “Parties” and each individually as a “Party”. Capitalized terms used and not defined herein shall have the meanings given to them in the Eighth Amended and Restated Memorandum and Articles of Association dated as of December 18, 2025 (the “Restated Articles”).

For the purposes of this Agreement, the term “Affiliate” means, with respect to any Person other than SVF , (A) in case such Person is a natural person, such Person’s Relatives and any Person Controlled, directly or indirectly, by such Person or his/her Relatives; (B) in case such Person is not a natural person, any Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person, including, without limitation any member, general partner, officer or director of such Person and any venture capital fund now or hereafter existing which is Controlled by or under common Control with one or more general partners or shares the same management company with such Person. In the case of IDG, Hongshan, Zhenfund, SCC, Gaorong, Lotus OMZ and HS Investments, the term “Affiliate” also includes (i) any of its shareholders, (ii) any of such shareholder’s or its general partners or limited partners, (iii) the fund manager managing or advising it or its shareholders (and general partners, limited partners and officers of any of them) and (iv) other funds managed or advised by the fund manager under paragraph (iii) or such other fund manager(s) and/or general partner(s) whose ultimate beneficial owner(s) are the same as those of the fund manager or general partner of it, and (v) trusts Controlled by or for the benefit of any such Person referred to in paragraph (i), (ii), (iii) or (iv), and (vi) any fund or holding company formed for investment purposes that is promoted, sponsored, managed, advised or serviced by it. With respect to SVF, the term “Affiliate” shall mean SoftBank Vision Fund II-2, L.P. and its Controlled subsidiaries. For the avoidance of doubt, the Investors shall not be considered as an Affiliate of any Group Company under any circumstance. “Relative” of a natural person means the spouse of such person and any parent, grandparent, child, grandchild, sibling, cousin, uncle, aunt, nephew or niece of such person. Notwithstanding the foregoing, the parties acknowledge and agree that (a) the name “HongShan” is commonly used to describe a variety of entities (collectively, the “HongShan Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (b) notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not be binding on, or restrict the activities of, any (i) HongShan Entity primarily engaged in investment and trading in the secondary securities market; (ii) the ultimate beneficial owner of a HongShan Entity (or its general partner or ultimate general partner) who is a natural Person, and such Person’s relatives (including but without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law), (iii) any officer, director or employee of a HongShan Entity (or its general partner or ultimate general partner) and such Person’s relatives, and (iv) for the avoidance of doubt, any portfolio companies of any HongShan Entity and portfolio companies of any affiliated investment fund or investment vehicle of any HongShan Entity.

RECITALS

A. The Company and certain other parties entered into the Acquisition and Share Purchase Agreement dated February 17, 2023 (the “Acquisition Agreement”).

B. The Company, the Preferred Shareholders and certain other parties have entered into the Fifth Amended and Restated Shareholders Agreement dated November 20, 2023 (the “Prior Agreement”);

C. The Parties desire to enter into this Agreement to replace the Prior Agreement in entirety for the governance, management and operations of the Group Companies and for the rights and obligations between and among the Shareholders and the Company.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	INFORMATION RIGHTS; BOARD REPRESENTATION.

1.1	Information and Inspection Rights. The Company covenants and agrees that:

(a)

Information Rights. Commencing on the date of this Agreement, for so long as any Preferred Holder holds no less than four percent (4%), of the Preferred Shares or Ordinary Shares (both as defined in the Restated Articles and collectively the “Shares”, and each, a “Share”) issuable upon conversion of the Preferred Shares of the Company, the Company shall deliver to such Preferred Holder:

(i)

within ninety (90) days after the end of each fiscal year of each Group Company, consolidated financial statements for the Group Companies as of the end of the fiscal year, all prepared in accordance with the International Financial Reporting Standards (“IFRS”) audited and certified by one of the reputable firms approved by the majority of the Directors;

(ii)	within forty-five (45) days after the end of each fiscal quarter, unaudited consolidated financial statements for the Group Companies as of the end of such quarter, prepared in accordance with IFRS;

(iii)

an annual expenditure and operating budget and business plan for the Group Companies at least thirty (30) days prior to the beginning of each fiscal year and all other material matters relating to the operation, development and business of the Group Companies;

(iv)

as soon as practicable, any other information reasonably requested by such Preferred Holder, including but not limited to, information on the financial, legal, business operation, business strategy, and corporate governance aspects of the Group Companies;

(v)

copies of all documents or other information sent to any other shareholder of the Company as reasonably requested by such Preferred Holder in connection with its interests (the above rights, collectively, the “Information Rights”).

(b)

Inspection Rights. Commencing on the date of this Agreement, for so long as any Preferred Holder holds no less than four percent (4%), of the Shares of the Company, such Preferred Holder shall have the right, at its own expenses, to inspect, examine facilities, records and books of each Group Company, and to discuss the business, operations and conditions of each Group Company with their respective directors, officers, key employees, accountants, legal counsel and investment bankers (the “Inspection Rights”), without prejudice to such Preferred Holder’s rights under this Section 1.1(b), the Company shall not be obligated to provide access to any information (i) that the Board reasonably determines in good faith to be highly confidential or (ii) the disclosure of which, as the Board reasonably determines in good faith, would adversely affect the attorney-client privilege between the Group Companies and their counsel;

(c)

Special Information Rights of SVF, Hongshan, SCC, IDG, Gaorong and Inspired Elite. Notwithstanding anything to the contrary herein, the Company shall deliver to each of SVF, Hongshan, SCC, IDG, Gaorong and Inspired Elite, within forty-five (45) days after the end of every six (6) months an unaudited consolidated financial statement for the Group Companies as of the end of such period, in the event that SVF, Hongshan, SCC, IDG, Gaorong and Inspired Elite (as the case may be) holds less than four percent (4%) of the Shares of the Company.

(d)

Termination of Information and Inspection Rights. The foregoing Information Rights and Inspection Rights shall terminate upon the consummation of a firmly underwritten public offering of the Ordinary Shares of the Company on an internationally recognized securities exchange acceptable to the holders of more than fifty one percent (51%) of the then issued and outstanding Ordinary Shares (the “Majority Ordinary Holders”) and the holders of more than fifty one percent (51%) of the then issued and outstanding Preferred Shares (calculated on an as-converted basis) (the “Majority Preferred Holders”) with an offering price that reflects the market capitalization of the Company of not less than US$5,000,000,000 and with net proceeds to the Company of at least US$300,000,000 (the “Qualified Public Offering”).

1.2	Board Representation.

(a)

Election of Directors. The Company’s Restated Articles shall provide that the Company’s board of directors (the “Board”) shall consist of no more than six (6) members. The Company shall bear the reasonable costs associated with a Director attending meetings of the Board, including all travelling, lodging and meal expenses. The Board shall hold no less than one (1) meeting during each half-year unless otherwise agreed by the majority of the Directors. At any Board meeting, each Director shall be entitled to one (1) vote respectively.

(b)

The Subsidiaries. After the Closing (as defined in the Acquisition Agreement) and promptly upon the reasonable request of the Majority Preferred Holders, the composition of the board of directors (or any equivalent governing body) of each Group Company (except Nigerian Subsidiary) other than the Company shall consist of the same persons as those then on the Board. The Company shall use its best efforts to take all necessary corporate actions, including, without limitation, procuring that each Group Company shall complete the requisite filing in connection with any amendment of applicable constitutional documents and the change of directors with the competent Governmental Authority according to applicable Laws in order to reflect the same.

2.	REGISTRATION RIGHTS.

2.1

Applicability of Rights. The Holders (as defined below) shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of Company securities in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2	Definitions. For the purposes of this Section 2:

(a)

Registration. The terms “register”, “registered”, and “registration” refer to a registration effected by preparing and filing a registration statement in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act of 1933, as amended (the “Securities Act”).

(b)

Registrable Securities. The term “Registrable Securities” means: (i) any Ordinary Shares issued or issuable pursuant to conversion of any Preferred Shares, (ii) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares, and (iii) any other Ordinary Shares owned or hereafter acquired by the Preferred Holders. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c)

Registrable Securities Then Outstanding. The number of shares of “Registrable Securities Then Outstanding” shall mean the number of Ordinary Shares that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d)

Holder. For the purposes of this Section 2, the term “Holder” shall mean any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(e)

Form F-3. The term “Form F-3” shall mean such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)	SEC. The term “SEC” or “Commission” shall mean the U.S. Securities and Exchange Commission.

(g)

Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h)

Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.

(i)	Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

(j)

For the purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders. For the avoidance of doubt, in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. Law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and Laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

2.3	Demand Registration.

(a)

Request by Holders. If the Company shall, at any time or from time to time after the earlier of (i) December 31, 2027 or (ii) the date that is six (6) months following the taking effect of a registration statement for a Qualified Public Offering, subject to the expiration of any longer lock-up period applicable to the relevant Holder pursuant to any lock-up agreement or undertaking given by such Holder, receive a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then Outstanding that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) of the then outstanding Registrable Securities, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6)-month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a).

(b)

Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of at least a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities Then Outstanding held by the each Holder requesting registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)	Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than two (2) such registrations pursuant to this Section 2.3.

(d)

Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12)-month period; provided further, that the Company shall not register any other of its shares during such twelve (12)-month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

2.4	Piggyback Registrations.

(a)

The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for the purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to a Qualified Public Offering (or any initial public offering duly approved by the requisite shareholders) or to any registration under Section 2.3 or Section 2.5 of this Agreement or to any employee benefit plan or a corporate reorganization) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)

Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by such Holders, third, to the other Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder and fourth, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded, unless otherwise approved by the holders of a majority of the Registrable Securities. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)

Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5

Form F-3 or Form S-3 Registration. In case the Company shall receive from any Holder or Holders of at least a majority of all Registrable Securities Then Outstanding a written request or requests that the Company effect a registration on Form F-3 or Form S-3 (or an equivalent registration in a jurisdiction outside of the United States) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)

Notice. Promptly give written notice of the proposed Registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)

Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(i)	if Form F-3 or Form S-3 is not available for such offering by the Holders; or

(ii)

if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$500,000;

(iii)

if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12)-month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such sixty (60)-day period. A registration right under this Section 2.5 shall not be deemed to have been exercised until such deferred registration shall have been effected.

(iv)

if the Company has, within the six (6)-month period preceding the date of such request, already effected one registration under the Securities Act other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(b); or

(v)

in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(vi)

Not Demand Registration. Form F-3 or Form S-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no more than two of such registration requested by the Holders within twelve (12) months pursuant to this Section 2.5.

(c)	Not Demand Registration. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

(d)

Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.3(b) shall apply to such registration.

2.6

Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses, underwriting discounts and commissions, and fees for special counsel of the Holders participating in such registration) (not to exceed US$25,000) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding started pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities Then Outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the conditions, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7	Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a)

Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder (calculated on an as-converted basis), keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90)-day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90)-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)

Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)

Prospectuses. Furnish to the Holders such number of copies of prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)

Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities Laws or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)

Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering or underwriter(s) selected for such offering.

(f)

Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with Law.

(g)

Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, to such Holder, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.8

Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.9	Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(a)

By the Company. To the extent permitted by Law and the Restated Articles, the Company will indemnify and hold harmless each Holder, each partner, officer, director, legal counsel and any underwriter (as defined in the Securities Act) for each such Holder, and each person, if any, who controls each such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any other United States federal or state Law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)

any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)

the omission or alleged omission to state in the registration statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)

any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities Law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any other United States federal or state securities Law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, each such partner, officer, director, legal counsel, underwriter, and controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or any partner, officer, director, counsel, underwriter or controlling person of such Holder.

(b)

By Selling Holders. To the maximum extent permitted by Law, each selling Holder will, if Registrable Securities held by any Holder are included in the securities as to which such registration qualifications or compliance is being effected, severally but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such other selling Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any other United States federal or state Law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such selling Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other selling Holder, or any such partner, officer, director or controlling person of such other selling Holder, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the selling Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such selling Holder in the registered offering out of which the applicable Violation arises.

(c)

Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnified party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)

Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)

Survival. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10

Termination of the Company’s Obligations. The Company’s obligations under Sections 2.3, 2.4 and 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall terminate on the fifth (5th) anniversary of the initial public offering of the Company.

2.11

No Registration Rights to Third Parties. Without the prior written consent of the Holders of a majority of the Registrable Securities Then Outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

2.12

Rule 144 Reporting. With a view to make available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a)

make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)

file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)

so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

2.13

Market Stand-Off. Each shareholder of the Company agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to Affiliates permitted by Law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The foregoing provision of this Section 2.13 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified Public Offering a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.13.

3.	RIGHT OF PARTICIPATION.

3.1

General. Each Preferred Shareholder (each a “Participation Rights Holder”) shall have the right to purchase (or designate any other person to purchase) its Pro Rata Share (as defined in Section 3.2) of any New Securities (as defined in Section 3.3) that the Company may from time to time issued after the date of this Agreement (the “Right of Participation”). Each Participation Rights Holder may apportion, at its sole discretion, its Pro Rata Share among its Affiliate(s) in any proportion.

3.2

Pro Rata Share. For the purposes of the Right of Participation, a Participation Rights Holder’s “Pro Rata Share” is the ratio of (a) the number of Ordinary Shares (calculated on an as-converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (calculated on an as-converted basis) issued and outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.

3.3

New Securities. “New Securities” shall mean any Shares and any other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Shares or other voting shares of the Company, provided, however, that the term “New Securities” shall not include:

(a)

any Equity Securities issued in connection with any share split, share dividend, reclassification or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(b)	any Equity Securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constituted a New Security;

(c)	any Series C Preferred Shares issued under the Acquisition Agreement and any Ordinary Shares issued pursuant to the conversion of any Preferred Shares;

(d)

any Equity Securities issued for equipment financing or for any acquisition by the Company or other such reorganization, in each case, approved by shareholders’ meeting (including the approval of the Majority Preferred Holders); or

(e)	any Equity Securities issued pursuant to a Qualified Public Offering; or

(f)	any Equity Securities of the Company, the issuance of which is approved unanimously by the Board and which approval specifically states that such Equity Securities shall not be “New Securities”.

For the purpose of this Agreement: “Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

3.4	Procedures.

(a)

First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount, the type of New Securities, the identity of the lead investor in the relevant proposed issuance of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have twenty (20) days from the date of receipt of any such First Participation Notice (the “First Participation Period”) to agree in writing to purchase all or any part of such Participation Rights Holder’s Pro Rata Share of the New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share of the New Securities). If any Participation Rights Holder fails to so agree in writing within the First Participation Period to purchase such Participation Rights Holder’s full Pro Rata Share of the New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of the New Securities that it did not agree to purchase.

(b)

Each Participation Rights Holder shall be obligated to buy such number of New Securities pursuant to this Section 3.4 and the Company shall so notify the Participation Rights Holder within five (5) days following the date of the First Participation Notice. The transaction in connection with the New Securities shall be consummated within forty-five (45) days after the date of the First Participation Notice.

3.5

Failure to Exercise. Upon the expiration of the First Participation Period, the Company shall have ninety (90) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which no Right of Participation hereunder were exercised) at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90)-day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.

3.6	Terminations. The Right of Participation for each Participation Rights Holder shall terminate upon the consummation of a Qualified Public Offering.

4.	TRANSFER RESTRICTIONS

4.1

Certain Definitions. For the purposes of this Section 4, “Ordinary Shares” means (i) the Company’s issued and outstanding Ordinary Shares, (ii) the Ordinary Shares issuable upon exercise of outstanding options or warrants and (iii) the Ordinary Shares issuable upon conversion of any outstanding convertible securities; “Restricted Shares” means any of the Ordinary Shares now owned or subsequently acquired, directly or indirectly, by any of the Restricted Shareholders; and “Restricted Shareholders” means the parties listed in Schedule VIII attached hereto. Each Person to whom the Shares are transferred by means of one of the permitted transfers specified in Section 4 must, as a condition precedent to the validity of such transfer, execute and deliver to each of the other Parties a Joinder Agreement in the form set forth in Exhibit B (a “Joinder Agreement”), pursuant to which such transferee or assignee shall agree to be bound by this Agreement as if it were an original party hereto. Additionally, the Company agrees that in any future issuance of any New Securities to any Person which results in such Person holding any Shares, as a condition for such issuance, the recipient must execute and deliver to the parties hereto a Joinder Agreement, pursuant to which such subscriber shall agree to be bound by this Agreement as if it were an original party hereto.

4.2

Sale of Restricted Shares; Notice of Sale. Subject to Section 4.7 of this Agreement, if any of the Restricted Shareholders or their Permitted Transferees (as defined below) (the “Selling Shareholder”) proposes to sell or transfer any Restricted Shares held by it, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to each Preferred Holder and the Company prior to such sale or transfer. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Restricted Shares to be sold or transferred (the “Offered Shares”), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

4.3	Right of First Refusal.

(a)

Company’s Option. The Company shall have an option within twenty (20) days after receipt of the Transfer Notice (the “Company’s Period”) to elect to purchase all or any portion of the Offered Shares, at the same per-share price and subject to the same terms and conditions as described in the Transfer Notice, exercisable by written notice to the Selling Shareholder (with a copy to the Preferred Holders) before expiration of the Company’s Period.

(b)

Preferred Holders’ Option. To the extent the Company does not timely elect to purchase all of the Offered Shares pursuant to Section 4.3(a) above, then the Selling Shareholder and the Company shall deliver to each Preferred Holder written notice (the “Second Notice”) thereof within twenty (20) days after the expiration of the Company’s Period confirming the number of Offered Shares that have not been purchased by the Company, and each Preferred Holder shall have the right, exercisable upon written notice to the Selling Shareholder, the Company, and each other Preferred Holder, within twenty (20) days after receipt of the Second Notice (the “First Refusal Period”), to elect to purchase all or any part of its pro rata share of the remaining Offered Shares (the “Remaining Offered Shares”) equivalent to the product obtained by multiplying the aggregate number of the Remaining Offered Shares by a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such Preferred Holder at the time of the transaction and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) owned by all the Preferred Holders at the time of the transaction (the “First Refusal Allotment”), at the same per-share purchase price and subject to the same terms and conditions as described in the Transfer Notice. Subject to applicable securities Laws, each Preferred Holder shall be entitled to apportion the Remaining Offered Shares it is entitled to purchase under the First Refusal Allotment among its Affiliates, provided that such Preferred Holder notifies the Selling Shareholder, the Company and, if applicable, the Founder Holding Company of such apportionment in advance.

(c)

Action Required. No Preferred Holder shall have a right to purchase any of the Remaining Offered Shares unless it exercises its right of first refusal within the First Refusal Period to purchase up to all, or any part of its pro rata share, of the Remaining Offered Shares.

(d)

Expiration Notice. Within ten (10) days after expiration of the First Refusal Period, the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder and each Preferred Holder specifying either (i) that all of the Remaining Offered Shares were purchased by the Preferred Holders by exercising their rights of first refusal, or (ii) that the Preferred Holders have not purchased all of the Remaining Offered Shares, in which case the First Refusal Expiration Notice will specify the Preferred Co-Sale Pro Rata Portion (as defined below) of the Remaining Offered Shares not purchased by the Preferred Holders for the purposes of their co-sale rights described in Section 4.4 below.

(e)

Purchase Price. The purchase price per share for the Offered Shares to be purchased by the Company or the Preferred Holders (as the case may be) exercising their right of first refusal will be the price per share set forth in the Transfer Notice, and will be payable as set forth in Section 4.3(f). If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith, which determination will be binding upon the Company, the Preferred Holders, and the Selling Shareholder, absent fraud or manifest error.

(f)

Payment. Payment of the purchase price for the Offered Shares purchased by the Company and/or the Preferred Holders (as the case may be) shall be made within ten (10) days following the date of the First Refusal Expiration Notice or such later time as mutually agreed by the Company and/or the relevant Preferred Holders (as the case may be) and the relevant Selling Shareholder. Payment of the purchase price will be made by wire transfer or check as directed by the Selling Shareholder in writing, which written notice shall be delivered to Company and/or the Preferred Holder (as applicable) by no later than three (3) Business Days following the date of the First Refusal Expiration Notice. For the purpose of this Agreement, “Business Day” shall mean a day (other than a Saturday, Sunday or public holiday) that the banks in Cayman Islands, the PRC and the Federal Republic of Nigeria are generally open for business.

(g)

Rights of a Selling Shareholder. If the Company or any Preferred Holder exercises its right of first refusal to purchase the Offered Shares, then, upon the date on which the notice of such exercise is given by the Company and/or such Preferred Holder (as the case may be), the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from the Company and/or such Preferred Holder (as the case may be) in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for cancellation and new certificate(s) evidencing the Offer Shares purchase by a Preferred Holder pursuant to its right of first refusal under this Section 4.3 to be issued to such Preferred Holder.

(h)

Application of Co-Sale Rights. If the Preferred Holders have not elected to purchase all of the Offered Shares, then the sale of the Remaining Offered Shares not purchased by the Preferred Holders will become subject to the co-sale rights set forth in Section 4.4 below.

4.4

Co-Sale Rights. To the extent any Preferred Holder has not exercised its right of first refusal with respect to all the Remaining Offered Shares it is entitled to purchase, then each such Preferred Holder that has not exercised its right of first refusal provided in Section 4.3 above shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Preferred Holder (the “Co-Sale Notice”) within fifteen (15) days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares at the same per-share price and subject to the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice shall set forth the number of Company securities (on an as-converted basis) that such participating Preferred Holder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion of such Preferred Holder. To the extent one or more of the Preferred Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Offered Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. To the extent that any Preferred Holder does not participate in the sale to the full extent of its Co-Sale Pro Rata Portion, the Selling Shareholder and the participating Preferred Holders shall, within ten (10) days after the end of the Co-Sale Right Period, make such adjustments to the Co-Sale Pro Rata Portion of each participating Preferred Holder so that any Remaining Offered Shares subject to the co-sale rights in this Section 4.4 may be allocated to other participating Preferred Holders on a pro rata basis. The co-sale right of each Preferred Holder shall be subject to the following terms and conditions:

(a)

Co-Sale Pro Rata Portion. Each Preferred Holder exercising its co-sale right may sell all or any part of that number of Ordinary Shares held by it (calculated on an as-converted basis) that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) owned by such Preferred Holder exercising their co-sale rights at the time of the sale or transfer and the denominator of which is the combined number of all Ordinary Shares (calculated on an as-converted basis) owned by all Preferred Holders entitled to exercise their co-sale rights and the Selling Shareholder (“Co-Sale Pro Rata Portion”).

(b)

Transferred Shares. Each participating Preferred Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for cancellation, before the applicable closing, one or more certificates, properly endorsed for transfer, which represent:

(i)	the number of Company securities which such Preferred Holder elects to sell;

(ii)

that number of Preferred Shares, which is at such time convertible into the number of Ordinary Shares that such Preferred Holder elects to sell (on an as-converted basis); provided in such case that, if the prospective purchaser objects to the transfer of Preferred Shares in lieu of Ordinary Shares, such Preferred Holder shall convert such Preferred Shares into Ordinary Shares and deliver certificates for Ordinary Shares as provided in Section 4.4(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii)	a combination of the above.

(c)

Payment to Preferred Holders; Registration of Transfer. The share certificate or certificates that a participating Preferred Holder delivers to the Selling Shareholder pursuant to Section 4.4(b) shall be surrendered to the Company in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Preferred Holder that portion of the sale proceeds to which such Preferred Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser prohibits such assignment or otherwise refuses to purchase any shares or other securities from a Preferred Holder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser any Offered Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Preferred Holder. The Company shall, upon surrendering by the prospective purchaser or the Selling Shareholder of the certificates for the Preferred Shares or Ordinary Shares being transferred from the participating Preferred Holders as provided above, make proper entries in the register of members of the Company and cancel the surrendered certificates and issue any new certificates in the name of the prospective purchaser or the Selling Shareholder, as the case may be, as necessary to consummate the transactions in connection with the exercise by Preferred Holders of their co-sale rights under this Section 4.4.

4.5

Right to Transfer. To the extent the Preferred Holders do not elect to purchase, or to participate in the sale of, the Offered Shares subject to the Transfer Notice pursuant to Sections 4.3 and 4.4, the Selling Shareholder may, not later than one hundred and twenty (120) days following delivery to each Preferred Holder of the Transfer Notice, conclude a transfer of the Offered Shares covered by the Transfer Notice which shall have not been elected to be purchased by the Preferred Holders and the number of which shall have not been reduced pursuant to the co-sale right of the Preferred Holders hereunder, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Restricted Shares not consummated within such one hundred and twenty (120)-day period by the Selling Shareholder, shall again be subject to the right of first refusal and co-sale right of the Company and the Preferred Holders and shall require compliance by the Selling Shareholder with the procedures described in Section 4 of this Agreement.

4.6	Exempt Transfers.

(a)

Subject to Section 4.7 hereof, the right of first refusal and co-sale rights of the Preferred Holders shall not apply to any of the transactions set forth in Exhibit A attached hereto (collectively, the “Exempted Transfers”), provided that, in the case of any Exempted Transfer: (A) adequate documentation therefor is provided to the Preferred Holders to their satisfaction; (B) any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the relevant Selling Shareholder; (C) such Selling Shareholder shall remain liable for any breach by such Permitted Transferee of any provision hereunder; and (D) with respect to any direct or indirect transfer of Restricted Shares to a wholly-owned Affiliate by a Restricted Shareholder, if the relevant transferee is no longer a wholly-owned Affiliate of such Restricted Shareholder, the ownership of the Shares shall be deemed to have automatically reverted to the relevant Restricted Shareholders and such transferee shall forthwith transfer such Restricted Shares to such Restricted Shareholder or to one of its other wholly-owned Affiliate in accordance with its instructions.

(b)

For the avoidance of doubt, the Preferred Holders (including the Founder Parties with respect to the Preferred Shares held by it) may freely transfer any Shares of the Company now or hereafter owned or held by it without limitation, provided that (i) such transfer is effected in compliance with all applicable Laws, and (ii) the transferee shall execute and deliver such documents and take such other actions as may be necessary for the transferee to join in and be bound by the terms of this Agreement upon and after such transfer. The Company shall update its register of members upon the consummation of any such permitted transfer. The Company shall use commercially reasonable efforts to provide any assistance or cooperation reasonably requested by Preferred Holders or the bona fide proposed transferee in connection with such proposed transferee’s due diligence investigation of the Company in time, provided that such proposed transferee has not been reasonably and expressly objected by the Company.

4.7	Prohibited Transfers.

(a)

Notwithstanding anything to the contrary herein, except for such transfers by Restricted Shareholder in accordance with Section 4.6 above, without the prior written consent of the Majority Preferred Holders, none of the Restricted Shareholders shall directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of through one or a series of transactions any Company securities (except the Preferred Shares held by such Restricted Shareholder), or any equity interest in any other Group Company held by it to any Person prior to a Qualified Public Offering.

(b)

Any attempt by a holder of Restricted Shares to transfer any Company securities (except the Preferred Shares held by such Restricted Shareholder) or any equity interests in any other Group Company in violation of this Section 4 shall be void and the Company and each other Group Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such Company securities or the holder of such equity interests in such Group Company without the prior written consent of the Majority Preferred Holders.

4.8	Drag-along Rights.

(a)

After December 31, 2027, and in the event that the Majority Preferred Holders and the Majority Ordinary Holders (voting as a separate class) (the “Dragging Shareholder”), approves a Trade Sale at a valuation of the Company exceeding US$10,000,000,000 (an “Approved Sale”) in the general meeting, then at the request of the Dragging Shareholder, the Company shall promptly deliver a written notice (the “Drag-Along Notice”) to notify each other holder of the Equity Securities of the Company of such proposed Approved Sale and the material terms and conditions thereof, whereupon each such holder shall, subject to the provisions hereunder, in accordance with instructions received from the Company at the direction of such Dragging Shareholder:

(i)

sell, at the same time as the Dragging Shareholder sells to the proposed purchaser of Approved Sale, in the Approved Sale, all of its Equity Securities of the Company, on the same terms and conditions as were agreed to by the Dragging Shareholder (where such Approved Sale is a sale of shares transaction); provided, however, that such terms and conditions, including with respect to price paid or received per Equity Security of the Company, may differ as between different classes of the securities of the Company in accordance with their respective liquidation preferences as set forth in the Restated Articles;

(ii)	vote all of its securities of the Company in favor of such Approved Sale;

(iii)

take all necessary actions in connection with the consummation of such Approved Sale as reasonably requested by such Dragging Shareholder and/or the Company, including but not limited to the execution and delivery of any share transfer or other agreements prepared in connection with such Approved Sale, and the delivery, at the closing of such Approved Sale involving a sale of shares, of all certificates representing shares held or controlled by such holder, duly endorsed for transfer or accompanied by a duly executed share transfer form, or affidavits and indemnity undertakings with respect to lost certificates; and

(iv)

support any restructuring of such Approved Sale as, if reasonably requested by the Dragging Shareholder and/or the Company, a merger, consolidation, restructuring or similar transaction, or a sale of all or substantially all of the assets of the Company, or otherwise.

For the purposes of this Agreement, “Trade Sale” shall mean any event result in any acquisitions, sale of control, merger, consolidation, reclassifications, recapitalization, split-off, spin off, bankruptcy, liquidation, dissolution, winding up or other corporate reorganization, or any transaction or series of transactions in which in excess of 50% of the Company’s voting power is transferred or in which all or substantially all of the assets of the Company are sold, or all or substantially all of the Intellectual Properties are licensed, including any Deemed Liquidation Event, joint venture or partnership arrangements or incorporate any subsidiary or pass any resolution relating to the foregoing.

(b)

In any such Approved Sale, (i) each such holder shall bear a proportionate share (based upon the relative proceeds received in such transaction) of the Dragging Shareholder’s reasonable fees and expenses incurred in the transaction, including, without limitation, legal, accounting and investment banking fees and expenses, and (ii) each such holder shall severally, not jointly, join on a pro rata basis (based upon the relative proceeds received in such transaction) in any indemnification obligations that are part of the terms and conditions of such Approved Sale (other than those that relate specifically to a particular holder, such as indemnification with respect to representations and warranties given by such holder regarding such holder’s title to and ownership of shares, due authorization, enforceability, and no conflicts, which shall instead be given solely by such holder) but only up to the net proceeds paid to such holder in connection with such Approved Sale.

(c)

Notwithstanding any other provision of this Agreement, if an Approval Sale is structured as a Trade Sale, each of Founder Holding Company and Opera shall have the option to elect to purchase all of the proposed shares, at the same price and subject to the same terms and conditions as described in the Drag-Along Notice. To the extent that none of Founder Holding Company and Opera timely elects to purchase all of the proposed shares pursuant to Section 4.8(a) above, then the Company shall promptly deliver the Drag-Along Notice to notify each other holder of the Equity Securities of the Company of such proposed Approved Sale and its material terms and conditions.

(d)	The Drag-Along Rights shall terminate upon the consummation of a Qualified Public Offering.

4.9	Restriction on Indirect Transfers. Notwithstanding anything to the contrary herein, without the prior written approval of the Majority Preferred Holders:

(a)

none of the Company, the Founder Parties shall, nor shall any of them cause or permit any other Person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest (except the Preferred Shares) held or Controlled by it in any Group Company to any Person. Any transfer in violation of this Section 4.9(a) shall be void and the Company, the Founder Parties hereby agree not to effect such a transfer nor to treat any alleged transferee as the holder of such equity interest (except the Preferred Shares) without the prior written consent of the Majority Preferred Holders; and

(b)

the Founder Parties shall not cause or permit any Group Company to, issue to any Person any Equity Securities of such Group Company, or any options or warrants for, or any other securities exchangeable for or convertible into, such Equity Securities of such Group Company.

4.10	Legend.

(a)	Each certificate representing the Restricted Shares shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE COMPANY, CERTAIN AFFILIATES OF THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b)

The Company may instruct its transfer agent to impose transfer restrictions on the existing or future shares represented by certificates bearing the legend referred to in Section 4.10(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

4.11	Term. The provisions under this Section 4 shall terminate upon the consummation of a Qualified Public Offering.

5.	AMENDMENT OF RIGHTS.

5.1

Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company; (ii) as to the Series Seed Preferred Shareholders only with respect to the Series Seed Preferred Shares, by the holders of more than fifty one percent (51%) of the then issued and outstanding Series Seed Preferred Shares (“Majority Series Seed Preferred Holders”); (iii) as to the Series Seed+ Preferred Shareholders only with respect to the Series Seed+ Preferred Shares, by the holders of more than fifty one percent (51%) of the then issued and outstanding Series Seed+ Preferred Shares (“Majority Series Seed+ Preferred Holders”); (iv) as to the Series A Preferred Shareholders only with respect to the Series A Preferred Shares, by the holders of more than fifty one percent (51%) of the then issued and outstanding Series A Preferred Shares (“Majority Series A Preferred Holders”); (v) as to the Series B Preferred Shareholders only with respect to the Series B Preferred Shares, by the holders of more than fifty one percent (51%) of the then issued and outstanding Series B Preferred Shares (“Majority Series B Preferred Holders”); (vi) as to the Series C Preferred Shareholders only with respect to the Series C Preferred Shares, by the holders of more than fifty one percent (51%) of the then issued and outstanding Series C Preferred Shares (“Majority Series C Preferred Holders”), provided however that if such amendment would materially and essentially impair any Preferred Holder’s rights or deprive any Preferred Holder of any of its right under this Agreement, then such amendment shall require consent of such Preferred Holder; provided, further, that any holder of Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holder of Preferred Shares; and (vii) as to the Ordinary Shareholders, by the Founder Parties and their permitted assigns. Any amendment or waiver effected in accordance with this Section 5.1 shall be binding upon the Company and each shareholder of the Company and their respective assigns, and each other Party hereto.

6.	CONFIDENTIALITY AND NON-DISCLOSURE.

6.1

Disclosure of Terms. The terms and conditions of this Agreement and the other Transaction Documents (as defined in the Series C Purchase Agreement dated June 4, 2021, entered by the Company and certain other parties thereto), and all exhibits and schedules attached hereto and thereto (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than by reason of the breach of the confidentiality obligations hereunder.

6.2

Press Releases. Any press release issued by any Group Company or its Affiliates shall not disclose any of the Financing Terms and the substance and form of such press release shall be approved in advance in writing by Hongshan, Inspired Elite, SCC, IDG, Gaorong and HS Investments. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without Hongshan’s, SCC’s, IDG’s, Gaorong’s and HS Investments’ prior written consent.

6.3

Permitted Disclosures. Notwithstanding the foregoing, any Party may disclose any of the Financing Terms to its Affiliate, its and/or its Affiliate’s prospective permitted transferees, current or bona fide prospective investors in any fund managed by it or its Affiliates or they are investing or propose to invest funds (and each of their respective advisors and representatives), partner, fund manager, legal counsel, auditor, insurer, accountant, consultant or to an officer, director, general partner, limited partner, fund manager, shareholder, investment counsel or advisor, employees, investment bankers and lenders, in each case only where such persons or entities are under appropriate nondisclosure obligations. Without limiting the generality of the foregoing, the Preferred Holders shall be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to their respective fund manager, other funds managed by their respective fund managers and their respective auditors, counsel, directors, officers, employees, shareholders or investors. Notwithstanding anything to the contrary in this Agreement, no Party may disclose HS Investments and/or its Affiliates as an investor in the Company for any purpose whatsoever without HS Investments’ prior written consent (which may be withheld for any reason and at HS Investments’ sole discretion), provided that the Company may disclose information contained in cap tables, shareholder register information and the Transaction Documents on a confidential need-to-know basis for future equity financing purposes without prior consent of the HS Investments.

6.4

Legally Compelled Disclosure. In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to securities Laws) to disclose the existence of this Agreement or any of the other Transaction Documents, or any of the exhibits and schedules attached hereto or thereto, or any of the Financing Terms hereof in contravention of the provisions of this Section 6, such Party (the “Disclosing Party”) shall provide the other Parties (each, a “Non-Disclosing Party”) with prompt written notice of that fact (to the extent permitted by applicable Laws) and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other Parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

6.5

Use of Preferred Holder’s Name or Logo. Without the prior written consent of the relevant Preferred Holder, and whether or not such Preferred Holder is a shareholder of the Company, none of the Group Companies, their shareholders (excluding such Preferred Holder), nor any of the Founder Parties shall use, publish or reproduce the name of Hongshan, SCC, IDG, GSR, Zhenfund, Inspired Elite, Gaorong, SVF, Softbank (including the name of “软银”), BAI (including the name of “Bertelsmann Asia Investment” and “Bertelsmann”), as the case may be, or any of their respective shareholders or Affiliates or any similar names, trademarks or logos in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

Notwithstanding the foregoing, without HS Investments’ prior written consent (which may be withheld for any reason and at HS Investments’ sole discretion), and whether or not HS Investments is then a shareholder of the Company, none of the members of the Group, their shareholders and the Founder Parties, or their respective Affiliates may (and each of the foregoing shall procure their respective Representatives not to) disclose or identify HS Investments and/or its Affiliates as an investor in the Company for any purpose whatsoever and none of the members of the Group, their shareholders and the Founder Parties, or their respective Affiliates may (and each of the foregoing shall procure their respective Representatives not to) communicate in any form HS Investments and/or its Affiliates as an investor in the Company, provided that the Company may disclose information contained in cap tables, shareholder register information and the Transaction Documents on a confidential need-to-know basis for future equity financing purposes without prior consent of the HS Investments.

6.6

Other Information. The provisions of this Section 6 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the Parties with respect to the transactions contemplated hereby.

6.7	Notices. All notices required under this Section 6.7 shall be made pursuant to Section 11.1 of this Agreement.

6.8	Term. The provisions under this Section 6 shall terminate upon the consummation of a Qualified Public Offering.

7.	PROTECTIVE PROVISIONS.

7.1

Approval by Shareholders. In addition to such other limitations as may be provided in the Restated Articles and the Transaction Documents, for so long as the Preferred Holders own any of the Company’s share capital on an as-converted and fully-diluted basis, each of the following acts of the Company shall require the prior written approval of the Majority Preferred Holders and the Majority Ordinary Holders (voting as a separate class) (for the purposes of this Section 7, the term “Company” shall include the Company and the other Group Companies, to the extent applicable); provided that, where any such act requires the approval of the shareholders of the Company in accordance with applicable Laws, and the approval of the Majority Preferred Holders and the Majority Ordinary Holders has not yet been obtained, at a meeting of the shareholders, the holders of the Preferred Shares who vote against such act shall have the voting rights equal to all the shareholders of the Company who voted in favor of the resolution plus one (1).

(a)

any amendment or modification, alteration, repeal to or waiver of any provision of any of the memorandum or articles of association or similar organizational documents or by-laws of any Group Company or any other constitutional documents, except that such amendment, modification, alteration, repeal to or waiver is primarily in relation to the ordinary business of such Group Company and would not adversely affect the rights or preferences attaching to the Preferred Shares;

(b)

any authorization, creation, designation or issuance, whether by reclassification or otherwise, of any new class or series of Equity Securities or any other securities convertible into, exchangeable for, or exercisable to any Equity Securities of any Group Company ranking on a parity with or senior to any Preferred Shares or any increase in the authorized or designated number of shares of any such new class or series of Equity Securities of any Group Company, excluding (i) any issuance of Ordinary Shares upon conversion of the Preferred Shares and (ii) any issuance or repurchase of Equity Securities pursuant to the terms under the equity incentive plan approved in accordance with this Section 7;

(c)

any acquisitions, sale of Control, merger, consolidation, reclassification, recapitalization of share capital, split-off, spin off, bankruptcy, liquidation, dissolution, winding up or other corporate reorganization, or any transaction or series of transactions which would constitute a change of Control event or in which all or substantially all of the assets of the Company are sold, or all or substantially all of the intellectual properties are licensed, including any Deemed Liquidation Event (as defined in the Restated Articles), joint venture or partnership arrangements or incorporate any subsidiary or pass any resolution relating to the foregoing;

(d)

any change the authorized size or composition of any Group Company’s board of directors (or any equivalent governing body), or change the manner in which the directors are appointed, removed or replaced;

(e)	any payment, set aside or declaration of any dividend or any other form of distribution on any shares of Ordinary Shares or Preferred Shares;

(f)

any repurchase, redemption or retirement of the Equity Securities of the Company, except for any redemption pursuant to the terms of the Transaction Documents or any share restriction agreement approved by the Board at cost upon termination of any director, employee or consultant of the Group Companies;

(g)	any material change of the business scope or nature of the Group Companies, cessation of any business line of any Group Company or entering into business that is outside of the current business scope;

(h)	approval of the initial public offering of the Company, except for a Qualified Public Offering;

(i)	effect any of the foregoing, as applicable, with respect to any direct or indirect Subsidiary or Affiliate of the Company; and

(j)	any agreement or commitment to do any of the foregoing.

7.2

Approval by Directors. In addition to such other limitations as may be provided in the Restated Articles and the other Transaction Documents, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Party shall procure each Group Company not to take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless, otherwise approved by a majority of the Directors in advance:

(a)

any transaction (including but not limited to the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) other than transactions that are entered into in the ordinary course of business which do not prejudice any Group Company’s overall interests, involving a Group Company on one hand and any shareholder, director, officer, employee of any Group Company or any of its Affiliates on the other hand, except the employee salary, bonus, and other working expenses under or related to the employment agreement;

(b)	appointment/replacement (including the terms and conditions of such appointment/replacement) of CEO, and person in charge of finance, or comparable position of any Group Company;

(c)	appointment and removal of auditors of the Group Company or any material change in the accounting and financial policies of the Group Company;

(d)

any creation, adoption, or termination of the equity incentive plan, or any change in the number of options or shares to be granted under the equity incentive plan or any other equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies;

(e)

incurrence of debt or assumption of any loan, facility or other financial obligation from a third party in excess of US$5,000,000 individually or in excess of US$20,000,000 in a series of transactions in any financial year, (other than indebtedness included in the annual budget approved by the Board);

(f)

enter into any of the transactions (either in a single transaction or a series of related transactions) involving an amount in excess of US$5,000,000 (or its equivalent in other currency or currencies) during any twelve (12)-month period outside the ordinary course of business;

(g)	approval or adoption of, any deviation from or amendment to the annual budget or business plan of any Group Company;

(h)

any initial coin offering (“ICO”), trading, exchange, and/or any other similar transactions involving any of the Group Companies, any Founder Party and/or any Person Affiliated with any of them (whether by ownership, nominee or operational relationship or otherwise) based on or in connection with any asset, business, scene, intellectual property, or technology of, any of the Group Companies or involving any information concerning any Preferred Holder;

(i)	approval or adoption of a succession plan for the CEO or other C-level management;

(j)	effect any of the foregoing, as applicable, with respect to any direct or indirect Subsidiary or Affiliate; and

(k)	any agreement or commitment to do any of the foregoing.

7.3

Approval by the Series Seed Preferred Shareholders. In addition to such other limitations as may be provided in the Restated Articles and the Transaction Documents, for so long as the Series Seed Preferred Shareholders owns any of the Company’s share capital on an as-converted and fully-diluted basis, any of the following acts of the Company shall require the prior written approval of the Series Seed Preferred Shareholders; provided that, where any such act requires the approval of the shareholders of the Company in accordance with the applicable Laws, and the approval of Series Seed Preferred Holders has not yet been obtained, at a meeting of the shareholders, the Series Seed Preferred Shareholders who vote against such act shall have the voting rights equal to all the shareholders of the Company who voted in favor of the resolution plus one (1):

(a)	alter or change the rights, preferences or privileges or powers, or the restrictions of the Series Seed Preferred Shares or the number of Shares that Series Seed Preferred Shareholders holding

7.4

Approval by the Majority Series Seed+ Preferred Holders. In addition to such other limitations as may be provided in the Restated Articles and the Transaction Documents, for so long as the Series Seed+ Preferred Shareholders owns any of the Company’s share capital on an as-converted and fully-diluted basis, any of the following acts of the Company shall require the prior written approval of the Majority Series Seed+ Preferred Holders; provided that, where any such act requires the approval of the shareholders of the Company in accordance with the applicable Laws, and the approval of Majority Series Seed+ Preferred Holders has not yet been obtained, at a meeting of the shareholders, the Series Seed+ Preferred Shareholders who vote against such act shall have the voting rights equal to all the shareholders of the Company who voted in favor of the resolution plus one (1):

(a)	alter or change the rights, preferences or privileges or powers, or the restrictions of the Series Seed+ Preferred Shares or the number of Shares that Series Seed+ Preferred Shareholders holding.

7.5

Approval by the Majority Series A Preferred Holders. In addition to such other limitations as may be provided in the Restated Articles and the Transaction Documents, for so long as the Series A Preferred Shareholders owns any of the Company’s share capital on an as-converted and fully-diluted basis, any of the following acts of the Company shall require the prior written approval of the Majority Series A Preferred Holders; provided that, where any such act requires the approval of the shareholders of the Company in accordance with the applicable Laws, and the approval of Majority Series A Preferred Holders has not yet been obtained, at a meeting of the shareholders, the Series A Preferred Shareholders who vote against such act shall have the voting rights equal to all the shareholders of the Company who voted in favor of the resolution plus one (1):

(a)	alter or change the rights, preferences or privileges or powers, or the restrictions of the Series A Preferred Shares or the total authorized number of Series A Preferred Shares.

7.6

Approval by the Majority Series B Preferred Holders. In addition to such other limitations as may be provided in the Restated Articles and the Transaction Documents, for so long as the Series B Preferred Shareholders owns any of the Company’s share capital on an as-converted and fully-diluted basis, any of the following acts of the Company shall require the prior written approval of the Majority Series B Preferred Holders; provided that, where any such act requires the approval of the shareholders of the Company in accordance with the applicable Laws, and the approval of Majority Series B Preferred Holders has not yet been obtained, at a meeting of the shareholders, the Series B Preferred Shareholders who vote against such act shall have the voting rights equal to all the shareholders of the Company who voted in favor of the resolution plus one (1):

(a)	alter or change the rights, preferences or privileges or powers, or the restrictions of the Series B Preferred Shares or the total authorized number of Series B Preferred Shares.

7.7

Approval by the Majority Series C Preferred Holders. In addition to such other limitations as may be provided in the Restated Articles and the Transaction Documents, for so long as the Series C Preferred Shareholders owns any of the Company’s share capital on an as-converted and fully-diluted basis, any of the following acts of the Company shall require the prior written approval of the Majority Series C Preferred Holders; provided that, where any such act requires the approval of the shareholders of the Company in accordance with the applicable Laws, and the approval of Majority Series C Preferred Holders has not yet been obtained, at a meeting of the shareholders, the Series C Preferred Shareholders who vote against such act shall have the voting rights equal to all the shareholders of the Company who voted in favor of the resolution plus one (1):

(a)	alter or change the rights, preferences or privileges or powers, or the restrictions of the Series C Preferred Shares or the total authorized number of Series C Preferred Shares.

7.8	Term. The provisions under this Section 7 shall terminate upon the consummation of a Qualified Public Offering.

8.	COVENANTS.

8.1

FCPA. The Company covenants that it shall not and shall not permit any other Group Company or any of its or their respective Affiliates or any of the directors, officers, managers, employees, independent contractors, representatives or agents of any of them to, promise, authorize or make any payment to, or otherwise contribute any item of value, directly or indirectly, to any third party, including any non-U.S. official, in each case, in violation of Foreign Corrupt Practices Act of the United States of America (“FCPA”), the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption Law. The Company further undertakes that it shall and shall cause each of the other Group Companies and its and their respective Affiliates to:

(a)

cease all of its or their respective activities, as well as remediate any actions taken by any of them, or any of the directors, officers, managers, employees, independent contractors, representatives or agents of any of them, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption Law;

(b)

maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption Law; and

(c)	maintain anti-corruption and export control policies.

8.2	Restriction on the Use of “Sequoia”,“HongShan” and Confidentiality.

(a)

Without the written consent of HongShan, the Group Companies, their shareholders (excluding Hongshan), and the Founder Parties, shall not use the name or brand of Sequoia, Hongshan or its Affiliate, claim itself as a partner of Sequoia, Hongshan or its Affiliate, make any similar representations. Without the written approval of Hongshan, the Group Companies, their shareholders (excluding HongShan), and the Founder Parties, shall not make or cause to be made, any press release, public announcement or other disclosure to any third party in respect of this Agreement or Hongshan’s subscription of share interest of the Company.

(b)	Termination. The foregoing rights under this Section 8.2(a) shall terminate upon the consummation of a Qualified Public Offering.

8.3	United States Tax Matters.

(a)

None of the Group Companies will take any action inconsistent with its treatment of the Company as a corporation for U.S. federal income tax purposes or elect to be treated as an entity other than a corporation for U.S. federal income tax purposes.

(b)

The Company shall use, and shall cause each of its subsidiaries to use, its best efforts to arrange its management and business activities in such a way that the Company and each of its subsidiaries are not treated as residents for tax purposes, or is otherwise subject to income tax in, a jurisdiction other than the jurisdiction in which they have been organized.

(c)

The Company shall use its best effort to avoid future status of the Company or any of its Subsidiaries as a PFIC (for the purposes of this Agreement, “PFIC” means passive foreign investment company as defined in the Internal Revenue Code of 1986, as amended). Within forty-five (45) days from the end of each taxable year of the Company, the Company shall determine, in consultation with a reputable accounting firm, whether the Company or any of its Subsidiaries was a PFIC in such taxable year (including whether any exception to PFIC status may apply). If the Company determines that the Company or any of its Subsidiaries was a PFIC in such taxable year (or if a government authority or any Preferred Shareholder informs the Company that it has so determined), it shall, within thirty (30) days from the end of such taxable year, provide the following information to each Preferred Holder that is a United States Person (the “Direct US Investor”) and each United States Person that holds either direct or indirect interest in such holder (the “Indirect US Investor”) (hereinafter, collectively referred to as a “PFIC Shareholder”): (i) all information reasonably available to the Company to permit such PFIC Shareholder to (A) accurately prepare its U.S. tax returns and comply with any other reporting requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a PFIC and (B) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company (or any of its subsidiaries); and (ii) a completed “PFIC Annual Information Statement” as described under Treasury Regulation Section 1.1295-1(g). The Company shall be required to provide the information described above to an Indirect US Investor only if the relevant Preferred Holder requests in writing that the Company provide such information to such Indirect US Investor and furnish the Company with written identifying information (such as name, address, and other identifying information) about the Indirect US Investor.

(d)

Each of the Founder Parties represents that such Person is not a United States Person and such Person is not owned, wholly or in part, directly or indirectly, by any United States Person. Each of the Founder Parties shall provide prompt written notice to the Company of any subsequent change in its United States Person status. The Company shall use its best efforts to avoid future status of the Company or any of its Subsidiaries as a CFC (for the purposes of this Agreement, “CFC” means a controlled foreign corporation as defined in the Internal Revenue Code of 1986, as amended). Upon written request of a Preferred Holder from time to time, the Company will promptly provide in writing such information concerning its shareholders and the direct and indirect interest holders in each shareholder sufficient for such Preferred Holder to determine whether the Company is a CFC. In the event that the Company does not have in its possession all the information necessary for the Preferred Holder to make such determination, the Company shall promptly procure such information from its shareholders. The Company shall, (i) upon written request of a Preferred Holder, furnish on a timely basis all information requested by such holder to satisfy its (or any Indirect US Investor’s) U.S. federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a CFC. The Company and each of its Subsidiaries shall use their commercially reasonable best efforts to avoid generating for any taxable year in which the Company or any of its Subsidiaries is a CFC, income that would be includible in the income of such Preferred Holder (or any Indirect US Investor) pursuant to Section 951 of the Code.

(e)

The Company shall comply, and shall cause each of its subsidiaries to comply, with all record-keeping, reporting, and other requests necessary for the Company and each of its Subsidiaries to comply with any applicable U.S. tax Law or to allow each Preferred Holder to avail itself of any provision of U.S. tax Laws. The Company shall also provide each Preferred Holder with any information requested by such shareholder to allow such shareholder to comply with U.S. tax Laws or to avail itself of any provision of U.S. tax Laws.

(f)

The cost incurred by the Company in providing the information that it is required to provide, or is required to cause to be provided, and the cost incurred by the Company in taking the action, or causing the action to be taken, as described in this Section 8.4 shall be borne by the Company.

8.4

Intellectual Property Protection. Except with the written consent of the Majority of Preferred Holders, the Group Companies shall take all commercially reasonable steps to protect their respective material Intellectual Property rights, including without limitation (a) registering their material respective trademarks, brand names, domain names and copyrights, and (b) requiring each key employee (excluding the Founder) and consultant of each Group Company to enter into an employment agreement in form and substance reasonably acceptable to the Majority Preferred Holders, a confidential information and intellectual property assignment agreement and a non-competition and non-solicitation agreement requiring such persons to protect and keep confidential such Group Company’s confidential information, Intellectual Property and trade secrets, prohibiting such persons from competing with such Group Company for a reasonable time after their respective terminations of employment with any Group Company, and requiring such persons to assign all ownership rights in their work product to such Group Company, in each case in form and substance reasonably acceptable to the Majority Preferred Holders.

“Intellectual Property” means all intellectual property or other proprietary rights of every kind, foreign or domestic, in or to: (i) patents and patent applications, utility models and applications for utility models, and inventions (whether or not patentable), processes, technologies, discoveries, apparatus, and know-how; (ii) trademarks, domain names, uniform resource locators, logos, trade dress, trade names and corporate names, whether registered or unregistered, and all goodwill associated with the foregoing, together with any and all registrations and applications for registration thereof; (iii) copyrights, moral rights and all other corresponding rights, including in and to databases, Software, and other works of authorship, whether registered or unregistered, and any and all registrations and applications for registrations thereof; and (iv) Proprietary Information, and all documentation related to any of the foregoing, owned by, licensed to or used in the Business of any Group Company.

“Software” means all (i) computer programs, including all software implementations of algorithms, models and methodologies, whether in source code or object code; (ii) databases; and (iii) descriptions, flow-charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons.

“Proprietary Information” means information and materials not generally known to the public, including trade secrets, data, customer lists, confidential marketing and customer information, and other proprietary and confidential information..

8.5

The Company shall not -- and shall not permit any of its Subsidiaries or Affiliates or any of its or their respective directors, officers, managers, or employees to, directly or indirectly, solicit for employment or engagement, or employ or in any other way interfere with the employment relationship of any director, officer, senior member of management or any employee of the Hongshan Entities or any of the Hongshan Entities’ Subsidiaries or Affiliates within the period that the Hongshan Entities or any of its Affiliates own, directly or indirectly, any of the shares of the Company and two years thereafter.

8.6

The Company shall not -- and shall not permit any of its Subsidiaries or Affiliates or any of its or their respective directors, officers, managers, or employees to, directly or indirectly, solicit for employment or engagement, or employ or in any other way interfere with the employment relationship of any director, officer, senior member of management or any employee of IDG or any of IDG’ Subsidiaries or Affiliates within the period that IDG or any of its Affiliates own, directly or indirectly, any of the shares of the Company and two years thereafter.

9.	MOST FAVORED NATION.

9.1

In the event the Company has granted any other shareholder any rights, privileges or protections more favorable than those granted to the Series C Preferred Shareholders prior to the date of this Agreement, the Series C Preferred Shareholders shall be entitled to the same rights, privileges or protections pari passu with such shareholder.

9.2	Term. The provisions under this Section 9 shall terminate upon the consummation of a Qualified Public Offering.

10.	NON-COMPETITION.

10.1	Non-Competition.

(a)

Unless otherwise disclosed to the Preferred Holders, the Founder hereby covenants and undertakes that he shall use his reasonable efforts to develop the business and care for the interests of the Group Companies. Each of the Founder and Opera, hereby further covenants and undertakes that, unless conducted through the Group Companies or upon the prior written consent of the holders representing two-thirds (2/3) of the outstanding Preferred Shares of the Company, (a) during the period when (i) he/she/it (and/or their respective Permitted Transferee(s)) holds any direct or indirect equity interest in any Group Company or (ii) he/she/it is employed by any Group Company or provides services to any Group Company (as applicable), and (b) for a further period of twelve (12) months commencing on the date on which the period under sub-paragraph (a) expires, and (c) for a further period of twelve (12) months commencing on the date on which the period under sub-paragraph (b) expires, he/she/it shall not, directly or indirectly through any Affiliate or associate, own, manage, participate in, be engaged or interested in, operate, Control, work for, consult with, render services for, that is engaging in the business of Internet payment services, money management services, mobility services, catering services and tourism (the “Competing Business”) in Africa and in any other territory outside the PRC; provided that he/she/it may own stock in publicly traded companies that may compete with the Group Companies in an amount not to exceed five percent (5%) of such publicly traded company’s outstanding capitalization.

(b)

Notwithstanding the foregoing, if an Investor or its Affiliates invests in a competitor, as listed in a list of competitors (the “List of Competitors”) which shall not include more than five (5) competitors and may be updated on an annual basis, which conducts the Competing Business (i) in Africa or (ii) in any other territory outside Africa and the PRC where the Company conducts the business of mobile payment services that focus on improving the efficiency of payment for service providers, dealers and terminal users, mobility services, catering services and tourism (the “Business”) (in each case, excluding (i) any investment made by such Investor in any Competing Business prior to the date hereof; (ii) any investment made by such Investor in any Competing Business prior to the date that such entity invested by such Investor is listed on the List of Competitors; (iii) any investment made by such Investor in a company which or any Subsidiary of which, at its sole discretion, conducts the Competing Business, provided that such company or any of its Subsidiary is not listed on the List of Competitors at the date of such investment; or (iv) any follow-on investment made on a pro-rata basis by such Investor in a company that conducts the Competing Business, provided that such company is not listed on the List of Competitors when the Investor makes the initial investment in this company), the Company and the Founder Parties may, at its sole discretion, repurchase the Equity Securities of the Company held by such Investor at an aggregate amount equal to (i) 100% of such Investor’s Preferred Share Issue Price (as defined in the Restated Articles) per share and (ii) an amount of cash per share sufficient to provide such Investor with a return at an annualized simple interest rate equal to 8% per year calculated on the basis of a 365-day year and the actual number of days elapsed for any given year.

For purposes of this Section 10.1 only, the term “Affiliate”, with respect to an Investor, other than SVF, shall mean any Person now or hereafter existing which is Controlled by or under common Control with one or more general partners or shares the same management company with such Investor, and the term “Affiliate” shall also include (i) any of such Investor’s shareholder’s or its general partners, (ii) the fund manager managing or advising it or its shareholders (and general partners, limited partners and officers of any of them.), and (iii) other funds managed or advised by the fund manager under paragraph (ii) or such other fund manager(s) and/or general partner(s) whose ultimate beneficial owner(s) are the same as those of the fund manager or general partner of it. For the avoidance of doubt, the term “Affiliate” shall not include any limited partner of such Investor.

11.	GENERAL PROVISIONS.

11.1

Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other Party, upon delivery; (b) when sent by facsimile, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other Party; or (d) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the Parties with next business day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider.

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A Party may change or supplement the addresses given above, or designate additional addresses, for the purposes of this Section 11.1 by giving the other Party written notice of the new address in the manner set forth above.

11.2

Entire Agreement. This Agreement and each other Transaction Documents, together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the Parties respecting the subject matter hereof.

11.3

Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the Laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the Laws of any jurisdiction other than the Laws of Hong Kong to the rights and duties of the Parties hereunder.

11.4

Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most closely effects the Parties’ intent in entering into this Agreement.

11.5

Third Parties. Unless expressly provided to the contrary in this Agreement, a Person who is not a party to this Agreement, has no right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) to enforce or to enjoy the benefit of any term of this Agreement. Under no circumstances shall any consent be required from any person who is not a party for the termination, rescission, amendment or variation of this Agreement.

11.6

Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Parties hereto. Notwithstanding any other provision of this Agreement, any and all of the rights available to any Preferred Holder (in its capacity as a holder of Preferred Shares or otherwise) under this Agreement and/or any other Transaction Documents shall be fully transferable and assignable in connection with a transfer by such Preferred Holder of the Equity Securities held by it (whether to its Affiliate or any other third parties) without the consent of any of the other Parties hereto, provided, however, that in either case no Party may assign any of the foregoing rights unless the Company is given written notice by the assigning Party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, provided further that the assignee shall execute and deliver such documents and take such other actions as may be necessary for such assignee to join in and be bound by the terms of this Agreement in the same capacity as the assigning Party (if not already a Party hereto) upon and after such assignment. For the purposes of this Section 11.6 only, an “Affiliate” of SVF shall include any investment fund or special purpose vehicle that is Controlling, Controlled by or under common Control with SVF.

11.7

Interpretation; Titles and Subtitles. This Agreement is drawn up in the English language. If this Agreement is translated into any language other than English, the English language text shall prevail. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.8

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or emailed copies of signed signature pages will be deemed binding originals.

11.9

Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the issued and outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

11.10

Aggregation of Shares. All Preferred Shares or Ordinary Shares held or acquired by affiliated entities or persons (as defined in Rule 144 under the Securities Act) shall be aggregated for the purposes of determining the availability of any rights under this Agreement.

11.11	Dispute Resolution.

(a)

Negotiation Between Parties; Mediations. The Parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all Parties within thirty (30) days, Section 11.11(b) shall apply.

(b)

Arbitration. In the event the Parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled in Hong Kong by arbitration at Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “Rules”) in effect when the Notice of Arbitration (as defined by the Rules) is submitted in accordance with the Rules, which rules are deemed to be incorporated by reference into this subsection (b). The arbitration tribunal shall consist of three arbitrators to be appointed according to the Rules. The language of the arbitration shall be English.

11.12

Joinder Agreement. Any Person who executes and delivers to the Company a Joinder Agreement (where such delivery is accepted by the Company) after the date hereof shall be deemed to be a party to this Agreement from the date of the delivery and shall be afforded the applicable rights and privileges under this Agreement, whereupon Schedule I, II, III, IV, V, or VI (as applicable) to this Agreement shall be deemed to have been updated with the information of such Person as set forth in the Joinder Agreement.

11.13

Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall control with respect to each of the shareholders of the Company only. If appropriate, the Parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency to the fullest extent permissible by Law.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE COMPANY:

OPay Limited

By:	/s/ ZHOU Yahui
Name:	ZHOU Yahui
Title:	Non-Executive Chairman

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

FOUNDER:

By:	/s/ ZHOU Yahui
Name:	ZHOU Yahui

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

Opay Technology:

Opay Technology Limited

By:	/s/ FANG Han
Name:	FANG Han
Title:	Director

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

FOUNDER HOLDING COMPANY/ORDINARY SHAREHOLDER

AFintronic Limited

By:	/s/ ZHOU Yahui
Name:	ZHOU Yahui
Title:	Director

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ORDINARY SHAREHOLDER:

Vision Fortune Limited

By:	/s/ WANG Liwei
Name:	WANG Liwei
Title:	Director

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ORDINARY SHAREHOLDER:

Bloom Haven Limited

By:	/s/ SU YANSONG
Name:	SU YANSONG
Title:	Director

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ORDINARY SHAREHOLDER:

By:	/s/ Frode Fleten JACOBSEN
Name:	Frode Fleten JACOBSEN

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

ORDINARY SHAREHOLDER:

By:	/s/ SONG Lin
Name:	SONG Lin

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Opera Limited

By:	/s/ Lin Song
Name:	Lin Song
Title:	Director & CEO

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

HSG Seed I Holdco C, Ltd.

By:	/s/ Ip Siu Wai Eva
Name:	Ip Siu Wai Eva
Title:	Authorized Signatory

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

HSG Venture VII Holdco G, Ltd.

By:	/s/ Ip Siu Wai Eva
Name:	Ip Siu Wai Eva
Title:	Authorized Signatory

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Quark Venture Limited

By:	/s/ Charlie Cao
Name:	Charlie Cao
Title:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

GEOMETRY VENTURES LIMITED

By:	/s/ Charlie Cao
Name:	Charlie Cao
Title:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Sonorous Venture Ltd.

By:	/s/ Charlie Cao
Name:	Charlie Cao
Title:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Innovation Sky Inc.

By:	/s/ JIN Tian
Name:	JIN Tian
Title:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Divine Prominent Limited

By:	/s/ Chi Sing Ho
Name:	Chi Sing Ho
Title:	Authorized Signatory

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Viola Ridge Limited

By:	/s/ Chi Sing Ho
Name:	Chi Sing Ho
Title:	Authorized Signatory

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

GSR Ventures VI (Singapore) Pte. Ltd

By:	/s/ Allen Zhu
Name:	Allen Zhu
Title:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Zhen Partners Fund V, L.P.

By:	/s/ Liu Yuan
Name:	Liu Yuan
Title:	Authorized Signatory

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

INSPIRED ELITE INVESTMENTS LIMITED

By:	/s/ Shaohui Chen
Name:	Shaohui Chen
Title:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Lotus OMZ Global Holdings Limited

By:	/s/ ZHU Yonghua
Name:	ZHU Yonghua
Title:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Gaorong Partners Fund IV, L.P
By Gaorong Partners IV Ltd., its general partner

By:	/s/ Peter Wong
Name:	Peter Wong
Title:	Authorized Signatory

Gaorong Partners Fund IV-A, L.P
By Gaorong Partners IV Ltd., its general partner

By:	/s/ Peter Wong
Name:	Peter Wong
Title:	Authorized Signatory

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

BAI GmbH

By:	/s/ Dr. Michael Kronenburg / Deniz Pielsticker
Name:	Dr. Michael Kronenburg / Deniz Pielsticker
Title:	Authorized Signatories

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

CHINA VENTURES FUND I PTE. LTD.

By:	/s/ DING Haipeng
Name:	DING Haipeng
Title:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

China Ventures Hybrid I SPV, LTD.

By:	/s/ DING Haipeng
Name:	DING Haipeng
Title:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Growth Acceleration Fund
By: SoftBank Ventures Asia Corp., Its General Partner

By:	/s/ Joonpyo Lee
Name:	Joonpyo Lee
Title:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

SV Africa Fintech Hybrid Fund I

By:	/s/ Joonpyo Lee
Name:	Joonpyo Lee
Title:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

ACE REDPOINT VENTURES CHINA II, L.P.

By:	/s/ David John Jepson Egglishaw
Name:	David John Jepson Egglishaw
Title:

ACE REDPOINT ASSOCIATES CHINA II, L.P.

By:	/s/ David John Jepson Egglishaw
Name:	David John Jepson Egglishaw
Title:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

ACE Redpoint Opportunity China, L.P.

By:	/s/ David John Jepson Egglishaw
Name:	David John Jepson Egglishaw
Title:

ACE Redpoint Opportunity Associates China, L.P.

By:	/s/ David John Jepson Egglishaw
Name:	David John Jepson Egglishaw
Title:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

SVF II Origin (DE) LLC

By:	/s/ Jonathan Duckles
Name:	Jonathan Duckles
Title:	Director

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

HS Investments IV Limited

By:	/s/ Simon Williams
Name:	Simon Williams
Title:	Director

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

3W Global Fund

By:	/s/ Weiwei WU
Name:	Weiwei WU
Title:	Director

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Bright Holding Limited

By:	/s/ ZHOU Yahui
Name:	ZHOU Yahui
Title:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Wisdom Connection II Holding Inc.

By:	/s/ WANG Liwei
Name:	WANG Liwei
Title:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Wisdom Connection III Holding Inc.

By:	/s/ FANG Han
Name:	FANG Han
Title:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Intelligence Prosperity Limited

By:	/s/ ZHAO Tianjiao
Name:	ZHAO Tianjiao
Title:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

SCHEDULE I

LIST OF THE FOUNDER AND THE FOUNDER HOLDING COMPANY

Founder	ID Card Number	Founder Holding Company
ZHOU Yahui	[*****]	AFintronic Limited (with respect to 118,761,874 Ordinary Shares held by AFintronic Limited)

SCHEDULE II

LIST OF THE ORDINARY SHAREHOLDERS

Opay Technology Limited (“Opay Technology”)

AFintronic Limited (with respect to 139,147,647 Ordinary Shares held by AFintronic Limited, the “AFintronic”)

Vision Fortune Limited (“Vision Fortune”)

Opera Limited (“Opera”)

Bloom Haven Limited

Frode Fleten JACOBSEN

SONG Lin

SCHEDULE III

LIST OF THE SERIES SEED PREFFERED SHAREHOLDERS

HSG Seed I Holdco C, Ltd. (with respect to the Series Seed Preferred Shares held by Hongshan)

Quark Venture Limited (together with GEOMETRY VENTURES LIMITED and Sonorous Venture Ltd., “SCC”, with respect to the Series Seed Preferred Shares held by SCC)

SCHEDULE IV

LIST OF THE SERIES SEED+ PREFFERED SHAREHOLDERS

Wisdom Connection II Holding Inc. (“Wisdom II”) (with respect to the Series Seed+ Preferred Shares held by Wisdom II)

Opera Limited (with respect to the Series Seed+ Preferred Shares held by Opera)

Innovation Sky Inc. (“Innovation”)

Bright Holding Limited (“Bright”)

Divine Prominent Limited (“Divine Prominent”)

SCHEDULE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

SCHEDULE V

LIST OF THE SERIES A PREFFERED SHAREHOLDERS

VIOLA RIDGE LIMITED (“IDG”, with respect to the Series A Preferred Shares held by IDG)

GSR Ventures VI (Singapore) Pte. Ltd (“GSR”, with respect to the Series A Preferred Shares held by GSR)

Zhen Partners Fund V, L.P. (“Zhenfund”)

INSPIRED ELITE INVESTMENTS LIMITED (“Inspired Elite”, with respect to the Series A Preferred Shares held by Inspired Elite)

HSG Venture VII Holdco G, Ltd. (together with HSG Seed I Holdco C, Ltd., “Hongshan”, with respect to the Series A Preferred Shares held by Hongshan)

Quark Venture Limited (with respect to the Series A Preferred Shares held by SCC)

SCHEDULE VI

LIST OF THE SERIES B PREFERRED SHAREHOLDERS

Gaorong Partners Fund IV, L.P. (“Fund IV”)

Gaorong Partners Fund IV-A, L.P. (“Fund IV-A”, together with Fund IV, “Gaorong”)

Quark Venture Limited (with respect to the Series B Preferred Shares held by SCC)

GEOMETRY VENTURES LIMITED (with respect to the Series B Preferred Shares held by SCC)

BAI GmbH (“BAI”)

China Ventures Hybrid I SPV, LTD.

Growth Acceleration Fund

ACE REDPOINT VENTURES CHINA II, L.P.

ACE REDPOINT ASSOCIATES CHINA II, L.P. (together with ACE REDPOINT VENTURES CHINA II, L.P., ACE Redpoint Opportunity China, L.P. and ACE Redpoint Opportunity Associates China, L.P. “Redpoint”)

HSG Venture VII Holdco G, Ltd. (with respect to the Series B Preferred Shares held by Hongshan)

Viola Ridge Limited (with respect to the Series B Preferred Shares held by IDG)

GSR Ventures VI (Singapore) Pte. Ltd. (with respect to the Series B Preferred Shares held by GSR)

INSPIRED ELITE INVESTMENTS LIMITED (with respect to the Series B Preferred Shares held by Inspired Elite)

Lotus OMZ Global Holdings Limited (“Lotus OMZ”)

SCHEDULE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

SCHEDULE VII

LIST OF THE SERIES C PREFFERED SHAREHOLDERS

HSG Venture VII Holdco G, Ltd. (with respect to the Series C Preferred Shares held by Hongshan)

Quark Venture Limited (with respect to the Series C Preferred Shares held by SCC)

GEOMETRY VENTURES LIMITED (with respect to the Series C Preferred Shares held by SCC)

Sonorous Venture Ltd.

Viola Ridge Limited (with respect to the Series C Preferred Shares held by IDG)

GSR Ventures VI (Singapore) Pte. Ltd (with respect to the Series C Preferred Shares held by GSR)

INSPIRED ELITE INVESTMENTS LIMITED (with respect to the Series C Preferred Shares held by Inspired Elite)

Lotus OMZ Global Holdings Limited

Gaorong Partners Fund IV, L.P. (with respect to the Series C Preferred Shares held by Gaorong)

Gaorong Partners Fund IV-A, L.P. (with respect to the Series C Preferred Shares held by Gaorong)

BAI GmbH (with respect to the Series C Preferred Shares held by BAI)

ACE REDPOINT VENTURES CHINA II, L.P. (with respect to the Series C Preferred Shares held by Redpoint)

ACE REDPOINT ASSOCIATES CHINA II, L.P. (with respect to the Series C Preferred Shares held by Redpoint)

ACE Redpoint Opportunity China, L.P.

ACE Redpoint Opportunity Associates China, L.P.

CHINA VENTURES FUND I PTE. LTD. (“China Ventures”)

Growth Acceleration Fund (with respect to the Series C Preferred Shares held by Softbank)

SV Africa Fintech Hybrid Fund I (together with China Ventures, China Ventures Hybrid I SPV, LTD. and Growth Acceleration Fund, “Softbank”)

SVF II Origin (DE) LLC (“SVF”)

HS Investments IV Limited (“HS Investments”)

3W Global Fund (“3W”)

Bright Holding Limited

Wisdom Connection II Holding Inc. (with respect to the Series C Preferred Shares held by Wisdom II)

Wisdom Connection III Holding Inc. (“Wisdom III”)

SCHEDULE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

Opera Limited (with respect to the Series C Preferred Shares held by Opera)

Intelligence Prosperity Limited

SCHEDULE VIII

LIST OF THE RESTRICTED SHAREHOLDERS

the Founder Parties (with respect to the Restricted Shares)

AFintronic (with respect to the Restricted Shares)

Opay Technology (with respect to the Restricted Shares)

Opera (with respect to the Restricted Shares)

Frode Fleten JACOBSEN (with respect to the Restricted Shares)

SONG Lin (with respect to the Restricted Shares)

SCHEDULE TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

EXHIBIT A

Exempted Transfers

(i) any transfer of any Restricted Shares now or hereinafter held by such Restricted Shareholder, either directly or indirectly, to his/her parents, children, spouse, or to a trustee, executor for bona fide estate planning purposes or reasonable tax planning purposes and/or the wholly-owned Affiliates of such holder of Restricted Shares (collectively the “Permitted Transferees”, and each, a “Permitted Transferee”), prior to the Qualified Public Offering (provided that, without the prior written consent of the Majority Preferred Holders, none of the transfer mentioned under subsection (i) above shall result in any change of Control of the Group Companies and change of the Company’s nature);

(ii) transfer of no more than an aggregate of five percent (5%) of the Restricted Shares after June 4, 2021 by the Founder Parties to any third party;

(iii) any transfer of Restricted Shares to the directors, employees and advisors of the Company issuable under any option granted to any of them under the incentive plan approved in accordance with Section 7;

(iv) any transfer of Restricted Shares by AFintronic to any employees or advisors of any Group Company, designated by the Founder;

(v) any Transfer of any Restricted Shares of the Company now or hereafter held by a Founder Party to the public pursuant to an effective registration statement; and

(vi) any Approved Sale.

EXHIBIT TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited

EXHIBIT B

Joinder Agreement

Date:

Reference is made to the amended and restated shareholders agreement, a copy of which is attached hereto (as amended from time to time, the “SHA”), among OPay Limited, an exempted company organized and existing under the laws of the Cayman Islands (the “Company”), and the other signatory thereto. Capitalized terms used herein and not otherwise defined shall have the meanings given in the SHA.

The undersigned, _______________________________, in order to purchase / subscribe ___________ [Ordinary/ Preferred] Shares and become a Shareholder of the Company, hereby agrees that by the undersigned’s execution hereof, the undersigned is a party to the SHA, subject to all of the restrictions, conditions, and obligations, and entitled to all the rights and privileges, applicable to the transferring Shareholder set forth in the SHA.

This Joinder Agreement shall take effect and shall become a part of said SHA immediately upon execution.

By:

Name
Title:

EXHIBIT TO SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

– OPay Limited